Exhibit 10.8

                               AMENDMENT NO. 1 TO
                      DATABASE ACCESS AND CONTENT LICENSE,
                         HOSTING AND SUPPORT AGREEMENT

      This agreement No. 1 ("Amendment") amends the Database Access and Content License Agreement ("Agreement") made and entered into as of March 17, 2005 (the "Effective Date") by and between FIIC Research and Development LLC, an Ohio Limited Liability Company, with its principal place of business located at 1585 Bethel Road, Columbus, Ohio 43220 ("Licensor"), and FIIC, Inc., an Delaware corporation, with its principal place of business located at 1585 Bethel Road, Columbus, Ohio 43220 ("Licensee"). All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

                                    RECITALS

      1. Licensor and Licensee remain committed to the performance of each party's respective obligations under the Agreement.

      2. Licensee has entered into an Agreement and Plan of Merger with Nicklebys.com, Inc., a publicly traded Colorado corporation ("NBYS"), Nicklebys Acquisition Corp., a Nevada corporation and wholly owned subsidiary of NBYS ("Merger Sub"), and five individual stockholders of NBYS, to merge Merger Sub with and into Licensee (the "Merger").

      3. In order to timely complete the pending Merger with NBYS and launch its operations, for which the Database Content and Technology licensed under the Agreement is integral, Licensor is entering a financing arrangement with Oceanus Value Fund, L.P. ("Oceanus"), pursuant to which the parties now seek to amend certain terms of the Agreement.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in reliance upon the representations and warranties hereinafter set forth, the parties, intending to be legally bound, amend the Agreement as follows:

1. Subsection 2.1 is hereby deleted in its entirety and replaced with the following:

            2.1 Access and Use License. Licensor hereby grants to Licensee an exclusive, non-transferable (subject to the limited assignment exception of Section 11.3(b)), worldwide, perpetual right and license to access the Database, to perform, display and use the Database Technology to interact with the Database and to use the Database Content, with the rights to sublicense described in Section 2.2.

2. Section 10 is hereby deleted in its entirety and replaced with the following:

Section 10. Termination.

            10.1 Termination for Default. Subject to the limitations of Section 10.5, the non-defaulting party shall be entitled to terminate this Agreement upon written notice to the defaulting party if the defaulting party materially breaches any obligation hereunder, which breach continues or remains uncured for a period of sixty (60) days after receipt of written notice from the non-defaulting party, unless such breach cannot by its nature be cured, in which event the defaulting party shall be deemed in default hereof upon the occurrence of such breach.

            10.2 Licensor's Termination Rights. Subject to the limitations of
Section 10.5, Licensor shall have the right to terminate this Agreement if Licensee (a) enters into any voluntary or involuntary receivership or bankruptcy arrangement, makes a general assignment for the benefit of creditors, or commences any case, proceeding, or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it bankrupt or insolvent; (b) seeks a reorganization, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, or relief of debtors, or appointment of a receiver, trustee, custodian, or similar official for it or for all or any substantial part of its property; (c) has entered against it a final order by a court of competent jurisdiction (i) finding Licensee to be bankrupt or insolvent, (ii) ordering or approving Licensee's liquidation, reorganization, or any modification or alteration of the rights of its general creditors, or (iii) assuming custody of or appointing a receiver or other custodian for all or a substantial part of Licensee's property; or (d) ceases to do business in the ordinary course.

            10.3 Licensee's Termination Rights. Subject to the limitations of
Section 10.5, Licensee shall have the right to terminate this Agreement without cause; provided, however, that prior to such termination date, Licensee provides Licensor with written notice of its intent to terminate this Agreement at least ninety (90) days prior to such termination date.

            10.4 Consequences of Termination. Upon termination of this Agreement under this Section 10, Licensee's right to access the Hosted Database or otherwise exercise any of Licensee's rights under Section 2 shall terminate, and Licensee and Licensor each shall immediately destroy or permanently delete all copies of any of the other party's Confidential Information then in its possession. An officer of Licensee shall, upon completion by Licensee of such destruction, certify in writing to Licensor that Licensee has in fact fulfilled its obligations under this Section 10.4. An officer of Licensor likewise shall, upon completion by Licensor of such destruction, certify in writing to Licensee that Licensor has in fact fulfilled its obligations under this Section 10.4.

            10.5 Restriction on Acts to Terminate. Notwithstanding either party's right to take action to terminate the Agreement pursuant to Sections 10.1, 10.2, or 10.3 above, neither Licensor nor Licensee shall take any action to terminate the Agreement and the Licensee's rights thereunder while the debt evidenced by the Promissory Note from Licensee to Oceanus or the debt evidenced by the 12% Senior Secured Convertible Promissory Note from NBYS to Oceanus (each an "Oceanus Note", collectively the "Oceanus Notes") remains outstanding pursuant to the terms and conditions of the Oceanus Notes, unless the party with the right to terminate obtains prior written consent to such termination from Oceanus.

3. Subsection 11.3 is hereby deleted in its entirety and replaced with the following:

            11.3 Assignment.

            (a) Other than as expressly provided in Section 11.3(b), Licensee shall neither assign any of its rights under this Agreement nor delegate its duties hereunder to another person or legal entity without the prior written consent of Licensor, which consent may be withheld for any reason, except Licensee may assign any of its rights or delegate its duties under this Agreement without prior consent of the Licensor pursuant to or in conjunction with a merger with or acquisition of or by another entity.

            (b) Notwithstanding the limitations of Section 11.3(a), Licensor hereby consents to assignment of the Licensee's rights under the Agreement to Oceanus upon a default by the Licensee of its obligations under its Oceanus Note or its subsequent Corporate Guaranty to Oceanus.

            (c) This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective trustees, successors, permitted assigns, and legal representatives, including all ongoing payment and reporting obligations.

4. Subsection 11.5 is hereby deleted in its entirety and replaced with the following:

            11.5 Amendment. The parties may amend this Agreement only by mutually executing a written amendment specifying the intended changes in terms and conditions and the effective date of such amendment; provided, however, that neither party shall take any action to amend the Agreement or the Licensee's rights thereunder while the debt evidenced by the Oceanus Notes remains outstanding pursuant to the terms and conditions of the Oceanus Notes, unless the Licensor and Licensee obtain prior written consent to such amendment from Oceanus.

5. The following information is hereby added to Subsection 11.8 (Notices) for use in providing notice or seeking any required written consent(s):

Oceanus Value Fund, L.P.
225 North Market Street, Suite 220
Witchita, Kansas 67202
Telephone: (316) 262-8874
Fax: (316) 267-0204
Attention: John C. Tausche

                            [Signature Page Follows]

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and effective as of November 7, 2005.


FIIC Research and Development, LLC ("Licensor")

/s/ James W. France
-------------------------
By:   James W. France

Its:  Manager


FIIC, Inc. ("Licensee")

/s/ James Bowser
-------------------------
By:   James Bowser

Its:  Chief Operating Officer and Executive Vice President